Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements No. 333-101601, No. 333-135960 and No. 333-153120 on Form S-8 of CTI Group (Holdings) Inc. and its subsidiaries of our report dated March 27, 2009 appearing in this Annual Report on Form 10-K of CTI Group (Holdings) Inc. for the year ended December 31, 2008.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Indianapolis, IN
March 27, 2009

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